UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2017

Exactus, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-183360	27-1085858
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

4870 Sadler Rd, Suite 300, Glen Allen, VA 23060
(Address of principal executive offices)

(804) 205-5036
(Registrant’s telephone number)

____________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01
Entry into a Material Definitive Agreement.

On June 28, 2017, Exactus, Inc. (the “Company”) issued to two of the Company’s executive officers, Timothy Ryan and Philip J. Young, a promissory note (the “Promissory Note”) in the principal amount of $100,000, which amount may be drawn upon by the Company as bridge financing for general working capital purposes. The Promissory Note accrues interest at a rate of 8.0% per annum and matures on the earlier of (i) one (1) year from the date of the Promissory Note, and (ii) the closing the sale of the Company’s securities in a single transaction or a series of related transactions from which at least $500,000 of gross proceeds are raised.

The description of the Promissory Note as set forth above is qualified in its entirety by reference to the full Promissory Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

(d)
Exhibits.

Exhibit No.	Description

10.1	Promissory Note issued by Exactus, Inc. to Timothy Ryan and Philip J. Young, dated June 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exactus, Inc.
Dated: June 28, 2017	/s/ Philip J. Young
Philip J. Young President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note issued by Exactus, Inc. to Timothy Ryan and Philip J. Young, dated June 28, 2017.